Micronesia Mall

LEASE ASSUMPTION

First National Bank of Northern California whose address is 975 El Camino Real, South San Francisco, California 94080, is hereby granted the Landlord's approval to assume the lease dated August 6, 1988 and the First Amendment to Standard Mall Lease dated January 20, 2004 for space number 115A containing approximately 4,363 square feet in the Micronesia Mall shopping center, between Goodwind Development Corporation, a Guam corporation ("Landlord") whose principal place of business is located at San Miguel Building, 2149 Suite #1 Dededo, Guam 96929 and whose mailing address is P.O. Box CM Hagatna, Guam 96932, and Oceanic Bank ("Tenant"). The effective date of this lease assumption is September 24, 2012.

TENANT:
First National Bank of Northern California

Jim D. Black
President

9/21/12
DATE

LANDLORD:
Goodwind Development Corporation

Phillip M. Schrage
Vice President - Leasing

Wilfredo T. Onglao
Vice President – General Manager of Operations & Leasing

SEP 21 2012
DATE

Suite 214, 1088 W. Marine Drive, Dededo, Guam 96929 Tel. (671)632-8881/2/3/4/5 Fax: (671)632-8886

TABLE OF CONTENTS

Page

1.4 Gross Sales. Tenant whose business is of a nature that does not in the ordinary sense retail a consumable product, has no interest in the term Gross Sales as is defined in the Standard Mall Lease.

1.5 Lease Year. The term "Lease Year" shall mean each 12-month period during the ~~Lease Term ending on December 31~~, except that the first Lease Year shall commence upon the commencement of the Lease term and shall end on the ~~next succeeding December 31~~; and the last Lease Year shall end upon the expiration of the term of this Lease.

1.6 Tenants' Common Area Expense and Fund. The term "Common Area Expense" shall mean all costs for labor, materials, supplies, and services paid or incurred in connection with the management, operation, maintenance and repair of the Common Area. Common Area Expense includes, without limitation, all costs and expenses paid or incurred with respect to the following: operating, cleaning, sweeping, restriping, repairing and resurfacing the parking lot and driveway areas; maintenance and replanting of plantings and landscaping; sprinkler systems, parking bumpers, directional signs and other signs and markers, fire protection systems, lights and light standards (including bulb replacement), cleaning, maintenance, repair and replacement of skylights, drainage systems and utility systems; operation, maintenance, and repair of heating, ventilation, air-conditioning, lighting and other utility systems serving the Common Area, including charges for heat, light, power, water, and other utilities used in the operation of such systems; janitorial and cleaning services; preventive maintenance roof care; operation and maintenance of Shopping Center signs, including depreciation on such sign if purchased and rent for such signs if leased; operation, maintenance and repair of rest rooms and drinking fountains; depreciation on all equipment purchased for the purpose of operating and/or maintaining the Common Area, or rent for such equipment if leased, and maintenance or repair of such equipment; rental or reasonable rental value of space within or outside the boundaries of the Shopping Center, if needed, for use as storage and/or maintenance of equipment, supplies, props and other items used in

[initials]

connection with the Common Area; cleaning, maintenance and repair outside the boundaries of the Shopping Center (but nothing herein contained shall be construed as extending to cleaning, maintaining or repairing any areas or improvements outside the Shopping Center boundaries); operation, maintenance and repair of any public address systems, music systems, and security and alarm systems, including depreciation on such systems if purchased and rent for such systems if leased; holiday decorations; promotional activities and props for the Shopping Center; the reasonable cost of personnel to implement such services and to regulate and administer employee parking and to police and provide security for the Common Area and for the buildings in the Shopping Center, including all social security and other contributions, and including workers' compensation insurance costs paid or incurred with respect to such personnel; premiums for public liability and property damage insurance with respect to the Common Area; any assessment or other charges imposed by governmental agency including, but not limited to, assessments or other charges related to federal state environmental protection regulations; depreciation on mechanical equipment, or rental for such equipment if leased, and maintenance and repair of such equipment; costs of electricity, water and other utilities used with respect to the operation and maintenance of the Common Area; garbage and refuse removal; water and sewage charges; license, permit and inspection fees; audit expenses; reasonable legal expenses incurred in operating and managing the Common Area and in connection with attempts to control trespassing, picketing, demonstrations, gatherings or assemblies, vandalism, thefts and any other interferences with use of the Common Area by persons not authorized to use the Common Area; management, repair and service contracts; reasonable rental or rental value of office space within or outside the boundaries of the Shopping Center, if needed, for use in connection with the administration and supervision of the Common Area; and 15% (fifteen Percent) of the total of all Common Area Expenses as a reasonable allowance to Landlord for Landlord's supervision for the operation, maintenance and repair of the Common Area and the accounting thereof. Payment funding the Common Area Expense is the obligation of Tenant in common with other Tenants as hereinafter provided. Should the Gross Receipts Tax of the Government of Guam (or any substitute or additional tax of similar design) be determined to be applicable to said funding in whole or in part, said Tax shall itself be a Common Area Expense.

1.7 Property Taxes. The term "Property Taxes" shall include all real and personal property taxes, assessments, and other governmental charges, general and special, ordinary and extraordinary, of any kind and nature whatsoever levied by any governmental authority against the land and improvements comprising the Shopping Center and any personal property used in its operation, maintenance and repair, and all costs and expenses incurred by Landlord in attempts to obtain reductions in such taxes or assessments. Property taxes includes, without limitation, assessments for public improvements or benefits which are levied, assessed or imposed during the term of this Lease, and which become a lien upon the Shopping Center or any part thereof, together with any taxes upon rentals payable by Tenant hereunder that taxes are substituted in whole or in part for presently existing ad valorem real property taxes.

1.8 Assessable Area of the Premises; Assessable Area of the Shopping Center; Exempt Area. The "Assessable Area of the Premises" is its square footage as set forth in the Basic Lease Information. The "Assessable Area of the Shopping Center" is the sum of its square footage either leased or available for leasing less the square footage of its "Exempt Area."

Its "Exempt Area" is outlined in Blue of Exhibit B. The Premises included in the "Exempt Area" have qualified for such inclusion by being other than the demised Premises and possessed of a separate electric meter serving that Premise alone.

Landlord reserves the right to further increase the square footage of the "Exempt Area" by this standard; that is, by the installation in any existing Premise, or in any new Premise, of a separate electric meter serving that Premise alone.

1.9 Tenant's Percentage Share. Unless otherwise expressly provided, the term "Tenant's Percentage Share" shall mean the percentage figure obtained by dividing the Assessable Area of the Premises, as specified in the Basic Lease Information, by the

Assessable Area of the Shopping Center and multiplying such quotient by 100. In the event either the Assessable Area of the Premises or the Assessable Area of the Shopping Center change, Tenant's Percentage share shall be determined on the basis of the number of days during such calendar year at each such Percentage Share.

2. Premises.

2.1 Demise. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord the Premises described in paragraph 1.2 for the term set forth in the Basic Lease Information and subject to the terms, covenants, agreements and conditions hereinafter set forth, to each and all of which Landlord and Tenant hereby mutually agree.

2.2 Construction. If the Premises have not already been constructed the same shall be constructed in accordance with the provisions of Exhibit D attached hereto. The Premises shall be deemed completed and possession delivered to Tenant for Tenant's Work when Landlord has substantially completed the improvements to be installed by Landlord pursuant to Exhibit D, if any, and Tenant shall accept the same upon notice from Landlord that such improvements have been so completed. Landlord shall use its best efforts to advise Tenant of the anticipated date of completion at least 30 days prior to such date, but the failure to give such notice shall not constitute a default hereunder by Landlord.

2.3 Reservation. Landlord reserves to itself the use of the roof, walls and the area above and beneath the Premises, together with the right to install, maintain, use, repair and replace plumbing, telephone facilities, equipment, machinery, connections, pipes,

ducts, conduits and wires leading through the Premises and serving other parts of the Shopping Center in a manner and in locations which will not unreasonably interfere with Tenant's use. Landlord further reserves the right to construct additional buildings and/or improvements on the real property described in Exhibit 'A, and other than those described in Exhibit B, and of a size, style, purpose and location as landlord shall see fit.

2.4 Early Occupancy. In the event the Premises are ready for occupancy prior to the date set forth in the Basic Lease Information for the commencement of the term of the Lease, Tenant shall have the right to take early occupancy of the Premises on such date as Landlord and Tenant shall agree, and notwithstanding the provisions of paragraph 3 below, the term of the lease shall commence upon such occupancy.

2.5 Acceptance. The opening by Tenant of its business in the Premises shall constitute an acknowledgement by Tenant that the Premises are then in the condition called for by this Lease, that the Landlord has performed all its work with respect to the Premises, and that the Premises are in good condition and repair.

2.6 Failure to Take Possession. In the event that Landlord notifies Tenant that the Premises are ready for delivery and Tenant fails to take possession and to open the Premises for business fully fixtured, stocked and staffed prior to the date set forth in Paragraph 3, then Landlord shall have the right, at its option, in addition to any other remedy provided in this Lease to collect not only the minimum rent but additional rent in an amount equal to 25 percent of the per diem minimum rent, calculated on the basis of a 30- day month, per day for each business day that Tenant fails to commence to do business. Such additional rent shall be deemed to be in lieu of any percentage rent that might have been earned during the period in which Tenant fails to open.

3. Term. If the Premises have already been constructed then the date of commencement and expiration of the term set forth in the Basic Lease Information shall be inserted in the Basic Lease Information at the time of the execution of this Lease. If the Premises have not already been constructed then the term of this lease shall commence ___________________ ( ) days after delivery of possession of the premises to Tenant for Tenant's Work pursuant to Exhibit D and as hereinabove provided in paragraph 2.2, or upon the day Tenant opens for business whichever shall come sooner; save that any Grace Days granted Tenant by Landlord's architect pursuant to Exhibit D shall be added to the foregoing number of days. Upon determination of the commencement date, Landlord and Tenant shall enter the same, and its corresponding termination date, in the Basic Lease Information and initial the same.

4. Rent. Tenant shall pay to the Landlord as rental for the use and occupancy of the Premises, at the times and in the manner hereinafter provided, the following sums of money:

4.1 Gross Rent. Tenant shall pay to the Landlord minimum rent in the amount specified in the Basic Lease Information per month, payable in advance on the commencement of the term hereof and on or before the first day of each and every successive calendar month during the term hereof. If the term commences on other than the first day of a calendar month, the first payment of minimum rent shall be appropriately prorated on the basis of a 30-day month. If the term ends on other than the last day of a calendar month then the last months rent shall be prorated on a like basis.

5. Taxes and Assessments.

5.1 Tenant's Personal Property Taxes. Tenant shall pay when due and payable any and all taxes, assessments, license fees and public charges levied, assessed or imposed at any time and which become payable during the term of this Lease upon Tenant's trade

fixtures, equipment, furniture, inventories of merchandise, and any other personal property installed or located on the Premises, whether or not such assessment is made against Tenant or against Landlord, either separately or as part of the assessment of the Shopping Center.

6. Utilities. Tenant shall pay all initial utility deposits and fees, and all monthly service charges for water, electricity, sewage, garbage and trash removal, gas, telephone and any other utility services furnished to the Premises and the improvements thereon during the entire term of this Lease. Electricity and water to the Premises are not separately metered, but are being delivered to the Premises through the Main Lines and Meters serving the entire Assessable Area and the Common Area. Tenant shall pay to Landlord for transmittal to the utility furnishing the same, Tenant's Percentage Share of the cost of such service as determined by Landlord, (together with its Percentage Share of the cost of making such determination), as the charges become due and payable, at Landlord's option, and either separately or as included in Tenant's general contribution to said Fund as Landlord may also determine. In arriving at Tenant's Percentage Share, in addition to the method for calculating the same set forth in Paragraph 1.9, Landlord shall also take into account Tenant's uses of water and electricity more than commonly shared in amount and purpose with other Tenant's similarly situated, and who must nonetheless share the cost thereof, in order to make a fair and equitable allocation of such costs. Landlord's resulting allocation accordingly shall be deemed factual and not arbitrary until proven otherwise by Tenant. However, in the alternative, Landlord may require Tenant to install a separate electric meter serving the Premises, and at Tenant's sole expense. Landlord shall not be liable for any reason for any loss or damage resulting from an interruption in the delivery of electricity or any other of the above utilities; including any failure of the backup power system for any reason. In the event that it is determined that the Gross Receipt Tax of the Government of Guam is applicable to

the monies being referred to herein (or any substitute or additional tax of similar purpose) the amount thereof shall be added to Tenant's Percentage Share herein above referred to.

7. Use and Maintenance of Common Area.

7.1 Use. The use and occupation by Tenant of the Premises shall include a right to the use in common with others entitled thereto of the Common Areas and other facilities as may be designated from time to time by Landlord, subject, however, to the terms and conditions of this Lease. Tenant shall not have the right to use office space or storage space used by Landlord in connection with the Common Areas. All Common Areas and facilities not within the Premises which Tenant may be permitted to use and occupy pursuant to this paragraph are to be used and occupied under a revocable license, and if the amount of such areas be diminished, Landlord shall not be subject to any liability, nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such diminution of such areas be deemed constructive or actual eviction.

7.2 Landlord's Rights. At all times during the term of this Lease Landlord shall have the following sole authority with respect to the Common Area:

7.2.1 Landlord shall have the right from time to time to make changes in the Common Area, including (without limitation) the location and size of driveways, entrances, exits, facilities thereof, the direction and flow of traffic, and the installation of prohibited areas.

7.2.2 Landlord shall have the right to establish, change, alter, amend and enforce against Tenant and other users of the Common Areas such reasonable rules and regulations (including the exclusion of Tenant and its employees' parking therefrom) as may be deemed necessary or advisable for the proper and efficient operations and maintenance of the Common Area. The rules and

regulations may include (without limitation) the hours during which the Common Area shall be open for use. If Landlord deems it advisable, Landlord may establish a system of charge or validation for parking. Tenant agrees to conform to and abide by all such rules and regulations in its use and the use by its customers and patrons of the Common Area. All rules and regulations and systems of parking validation and other matters affecting the customers and patrons of Tenant shall apply equally and without discrimination.

7.2.3 Landlord shall have the sole and exclusive control of the Common Area and may exclude and restrain any person from use or occupancy of the Common Area at any time, excepting, however, bona fide customers, patrons and service suppliers of Tenant, and other tenants of Landlord who make use of the Common Area in accordance with the rules and regulations established by Landlord from time to time with respect thereto. Nothing in this Lease shall limit the rights of Landlord at any time to remove any unauthorized persons from the Common Area or to restrain the use of any such area by unauthorized persons. The rights of the Tenant in and to the Common Area shall at all times be subject to the rights of Landlord and of other occupants of buildings in the Shopping Center to use the same in common with Tenant. Tenant shall keep all of the Common Area free and clear of any obstructions created or permitted by Tenant or resulting from Tenant's operation and to permit the use of the Common Area only for the purpose hereinabove set forth.

7.2.4 Landlord shall have the right to post temporary or permanent signs and temporarily close any portion or all of the Common Area from time to time and to such extent as Landlord reasonably deems necessary to prevent a dedication or other prescriptive right in favor of the public or any group or individual and to prevent the accrual of any such right. Landlord shall have the right by temporary closure or other reasonable means to discourage or prevent the use of the Common Area by persons other than those expressly authorized hereby.

7.2.5 Landlord shall have the right to designate specific areas from time to time, either in the Shopping Center or reasonably close thereto, for the parking of vehicles of the employees of tenants. Tenant shall cause its agents and employees to park their vehicles only within such designated areas. When requested by Landlord, Tenant shall give Landlord written notice of the license numbers of all vehicles parked in the Shopping Center by Tenant's officers, agents and employees. If a vehicle of Tenant's or its officers, agents or employees is at any time parked in a part of the Shopping Center other than the designated area, Landlord shall have the right to have the vehicle towed and to collect towing and storage charges as a condition of releasing the vehicle to its owner, or to charge Tenant a per diem fee for each vehicle so parked.

8. Use.

8.1 Use; Trade Name. The Premises shall be used solely for the purpose specified in the Basic Lease Information, and Tenant's business in the Premises shall be conducted under the trade name specified in the Basic Lease Information. Tenant shall not use or permit the Premises to be used for any other purpose or under any other trade name without Landlord's prior written consent.

8.2 Hours of Operation. Tenant shall operate its business diligently and continually at the Premises throughout the term of this Lease. Tenant shall keep the Premises open for business and cause such business to be conducted therein shown in the Basic Lease Information.

8.3 Signs. Without the prior consent of Landlord, Tenant shall not place or permit to be placed (1) any sign, awning, canopy, advertising material or lettering upon exterior of the Premises or (2) any sign, advertising material or lettering upon the exterior or interior surface of any door or show window or at any point inside the Premises upon which the same may be visible from outside the Premises. Upon request of Landlord, Tenant shall immediately remove any sign, advertising material or lettering which Tenant has placed

or permitted to be placed in, or about the Premises contrary to the provisions of the preceding sentence. If Tenant fails to do so, Landlord may enter upon the Premises and remove the same at Tenant's expense. Tenant shall comply with such regulations as may from time to time be promulgated by Landlord governing signs, advertising material or lettering of all tenants in the retail area.

8.4 Advertising. Tenant shall not, without the written consent of Landlord, use the name of the Shopping Center for any purpose other than as the address of the business to be conducted by Tenant in the Premises. Tenant shall not do or permit the doing of anything in connection with Tenant's business or advertising which in the reasonable judgment of Landlord may reflect unfavorably on Landlord or the Shopping Center project, or confuse or mislead the public as to any apparent connection or relationship between Landlord and Tenant.

8.5 Compliance with Laws. Tenant shall not do or permit to be done in, on or about the Premises, nor bring or keep or permit to be bought or kept therein, anything which is prohibited by or will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated, or which is prohibited by the standard form of fire insurance policy or will in any way increase the existing rate or affect any fire or other insurance upon the Shopping Center, or causes a cancellation of any insurance policy covering the Shopping Center or any part thereof or any of its contents. Tenant shall not do or permit anything to be done in or about the Premises which will any way obstruct or interfere with the rights of other Tenants of the Shopping Center, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose. Tenant shall not cause, maintain or permit any nuisance in, or about the Premises or commit or suffer to be committed any waste in or upon the Premises.

8.6 Abandonment. Tenant shall not vacate or abandon the Premises at any time during the Lease term. If Tenant abandons, vacates or surrenders the Premises, or

is dispossessed by process of law or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned, at the option of the Landlord, except that property as may be mortgaged to Landlord.

9. Marketing Fund/Merchants' Association.

9.1 Marketing Fund.. Landlord will establish a Micronesia Mall Marketing Fund to fund an advertising, promotional and public relations program, including the hiring of a Marketing Director to direct the same, and for the general purpose of furthering the interests of all Tenants in the Shopping Center. The Marketing Director shall be under the exclusive control and supervision of Landlord who shall have the sole authority to hire and discharge the same. If a numerical majority of Shopping Center Tenants in place three months after the Grand Opening of the Center so elect, an Advisory Committee to the Landlord shall be established of not more than seven members, at least two of whom shall be representatives of the Center's Department Store and Supermarket.

9.2 Merchants' Association. Landlord, as an alternative to the Marketing Fund described in Paragraph 9.1, may thereafter incorporate a Merchants' Association to perform the activities funded by said Fund, and to be known as the Micronesia Mall Merchants' Association. Upon its incorporation Tenant shall become a member thereof, and shall thereafter participate fully in and remain in good standing in said Association throughout the term of this Lease. Landlord shall transfer to said Association all Marketing Fund monies on hand at the time of its incorporation. Landlord shall provide the Marketing Director of the prior Marketing Fund, to said Association, and said Association shall reimburse Landlord monthly for its salary paid the same.

Tenant hereby irrevocably grants Landlord its Proxy (which Proxy is coupled with an interest) to

vote in Tenant's name and place for the dissolution of said Merchant's Association if in Landlord's determination it is in the best interest of all the Tenants in the Shopping Center to reestablish the Marketing fund, and upon said dissolution to vote a transfer of the remaining monies on hand or due to said Association, to said Fund. The dissolution of said Association shall reinstate Tenant's obligation to contribute to said Fund as in Paragraph 9.1 hereinabove provided.

9.3 Advertising. Tenant shall expend an amount each Lease Year as is consistent with its company advertising policy, on advertising it's business location in the Micronesia Mall.

9.4 Joint Advertisements. The Marketing Director, or the Board of Directors of the Merchants' Association in the event of its incorporation shall have the authority to designate certain editions, volumes, and numbers of newspaper publications as appropriate for the publication of joint advertisements. Tenant shall purchase space in such joint advertisements as is consistent with its company policy for such means of advertising.

9.5 Grand Opening Promotional Fund. Micronesia Mall is a new Mall the opening of which will be accompanied by pre-opening publicity, and Grand Opening publicity and ceremonies. Completely separate from all other Marketing Fund/ Merchants' Association dues and advertising obligations of Tenant provided for herein, Tenant will contribute not less than the sum of **(Please see Basic Lease Information)** to said Marketing Fund (or to the Merchant's Association in the event of its incorporation for the exclusive purpose of the foregoing publicity and ceremonies upon demand by Landlord or said Merchant Association, as financial commitments for the foregoing purpose warrant. Upon any breach of this Provision by Tenant, Landlord shall have the same rights and remedies as provided for herein upon Tenant's failure to pay its routine dues to said Marketing Fund Contribution or Merchant's Association.

9.6 Collection. Failure to pay any sum payable hereunder to either the Marketing Fund or to the Merchants Association for a period of 10 days after the same is due shall be an event of default pursuant to paragraph 21.1 of this Lease. Upon the occurrence of such an event of default by Tenant, Landlord may, in addition to any other rights and remedies given under the Lease or by law, sue for itself in the instance of the Marketing Fund, or on behalf of the Merchants' Association in its instance, to recover such unpaid sums due them and all damages caused by the default including attorneys' fees.

10. Alterations, Fixtures and Improvements.

10.1 Alterations and Improvements. Tenant shall not make or suffer to be made any alterations, additions or improvements to or of the Premises or any part thereof, or attach any fixture or equipment thereto, without first obtaining Landlord's prior written consent. Any alterations, additions or improvements to the Premises shall be made by Tenant at Tenant's sole cost and expense and shall be made pursuant to plans and specifications prepared by a licensed architect at Tenant's expense and approved in writing by Landlord prior to use. Any contractor or person selected by Tenant to make the same must first be approved by Landlord. Any alterations, additions or improvements to the Premises must comply with applicable building codes and other governmental regulations and shall be of first-class material and workmanship. All alterations, additions, fixtures and improvements, whether temporary or permanent in character, made in or upon the Premises either by Tenant or Landlord (other than furnishings, trade fixtures and trade equipment installed by Tenant) shall be Landlord's property and, at the end of the term hereof, shall remain on the Premises without compensation to Tenant; provided that, if Landlord so requests, Tenant shall remove all such alterations, fixtures and improvements from the Premises and return the Premises to the condition in which they were delivered to Tenant. Upon such removal Tenant shall immediately and fully repair any damage to the Premises occasioned by the removal.

10.2 Trade Fixtures. Tenant shall install in the Premises prior to the commencement of the term hereof all trade fixtures, furnishings and equipment necessary for the operation of its business. All such trade fixtures, furnishings and equipment shall be new and first quality. Tenant shall maintain such trade fixtures, furnishings and equipment in good order and repair, and may subsequently replace or substitute different items provided the substituted item is in quality and appearance equal to or better than the former item. Upon expiration or termination of this Lease, Tenant may, and if also requested by Landlord, shall, remove all such trade fixtures, furnishings and equipment from the Premises. Upon removal of such trade fixtures, furnishings and equipment, Tenant shall immediately and fully repair any damage to the Premises occasioned by the removal.

10.3 Landlord Alterations. Landlord hereby reserves the right at any time to make alterations or additions to, and to build additional stories above and below, the building in which the Premises are contained. Landlord also reserves the right to construct other buildings or improvements in the Shopping Center or upon the real property described in Exhibit A from time to time, and to make alterations thereof or additions thereto and to build additional stories above or below any such building or buildings and to build adjoining the same and to construct multi-level, elevated or subterranean parking facilities.

11. Liens. Tenant shall keep the Premises and the Shopping Center free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant. Tenant shall defend, indemnify and hold Landlord and any ground lessor harmless from all loss, damage and expense including reasonable attorneys' fees which may arise from such lien. In the event that Tenant shall not, within 10 days following the imposition of such lien, cause the same to be released of record, Landlord shall have, in addition to all other remedies provided herein by law, the right but not the obligation to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord for such purpose,

and all expenses incurred by it in connection therewith, shall be payable to Landlord by Tenant on demand. Landlord shall have the right to post and keep posted on the Premises any notices that may be provided by law or which Landlord may deem to be proper for the protection of Landlord, the Premises and the Shopping Center from such liens, and Tenant shall give Landlord at least five days prior notice of the date of commencement of any construction on the Premises in order to permit the posting of such notices.

12. Repair and Maintenance.

12.1 Obligation. Tenant shall at all time during the term of this Lease keep and maintain, at its own cost and expense, in good order, condition and repair the entire Premises (including, without limitation, all improvements, fixtures and equipment thereon) making all repairs and replacements interior and exterior, above or below ground, and ordinary and extraordinary. However, if the Premises are only a portion of a building which contains other leasable space, then Landlord shall keep in good order, condition and repair the foundations, exterior walls (excluding the interior of all walls and the exterior and interior of all doors, plate glass, display and other windows) and roof (excluding interior ceiling) of the Premises, except for any damage thereto caused by any act, negligence or omission of Tenant or Tenant's employees, agents, contractors or (which Tenant shall forthwith repair) and reasonable wear and tear and any structural alterations or improvements required by any governmental agency by reason of Tenant's use and occupancy of the Premises.

12.2 Scope. Tenant's obligation to keep and maintain the Premises in good order, condition and repair shall include, without limiting the generality of Tenant's obligations , all plumbing and sewage facilities in the Premises, floors (including floor coverings), doors, locks and closing devices, window casements and frames, glass and plate glass, grilles, all electrical facilities and equipment, air-conditioning system and equipment and all other appliances and equipment of every kind and nature,

and all landscaping upon, within or attached to the Premises. In addition, Tenant shall at its sole cost and expense, install or construct any improvements, equipment or fixtures required by any governmental authority or agency as a consequence of Tenant's use and occupancy of the Premises. Tenant shall replace any damaged plate glass within 10 working days of the occurrence of such damage.

12.3 Assignment. Landlord shall assign to Tenant, and Tenant shall have the benefit of, any guarantee or warranty to which Landlord is entitled under any purchase, or construction or installation contract relating to a component of the Premises which Tenant is obligated to repair and maintain. Tenant shall have the right to call upon the contractor to make such adjustments, replacements or repairs which are required to be made by the contractor under such contract.

12.4 Maintenance Contracts. Landlord may at Landlord's option employ and pay a firm satisfactory to Landlord, engaged in the business of maintaining air-conditioning systems, to perform periodic inspections of the heating or air-conditioning systems serving the Premises and to perform any necessary work of maintenance or repair thereon.

12.5 Surrender. Upon the expiration or termination of this Lease, Tenant shall surrender the Premises to Landlord in good order, condition and state of repair, ordinary wear and tear excepted. Tenant hereby waives the right to make repairs at Landlord's expense under the provisions of any laws permitting repairs by a Tenant at the expense of a landlord to the extent allowed by law; Landlord and Tenant have by this Lease made specific provision for such repairs and have expressly defined their respective obligations.

13. Damage and Destruction.

13.1 Duty to Repair. If the Premises should be damaged or destroyed during the term hereof by any casualty insurable under standard fire and extended

typhoon, earthquake and\or other extended coverage insurance policies, in place, Landlord shall (except as hereinafter provided) repair or rebuild the Premises to substantially the condition in which the Premises were immediately prior to such destruction.

13.2 Scope. Landlord's obligation under this paragraph shall in no event exceed either (1) the scope of the work to be done by Landlord in the original construction of the Premises pursuant to Exhibit D to this Lease, or (2) the extent of proceeds of any insurance policy maintained by Landlord pursuant to paragraph 16.2 below, unless Landlord nevertheless elects to repair or rebuild the Premises.

13.3 Continuous Operations. Tenant agrees during any period of reconstruction or repair of the Premises to continue the operation of its business in the Premises to the extent reasonably practicable.

13.4 Rent Abatement. The minimum rent shall be abated proportionately during any period in which, by reason of any such damage or destruction, there is a substantial interference with the operation of the business of Tenant and during which Tenant may be required to discontinue its business in the Premises, and such abatement shall continue for the period commencing with such destruction or damage and ending with the completion by Landlord of such work, repair or reconstruction as Landlord is obligated to do.

13.5 Option to Terminate. Notwithstanding the foregoing, if the Premises, or the building in which they are located, should be damaged or destroyed (1) to the extent of 50 percent or more of the then monetary value of either, or (2) in the last three years of the term hereof, or (3) by a cause or casualty other than those covered by the fire and extended coverage insurance in place, then Landlord may either terminate this Lease or elect to repair or restore such damage or destruction, in which event Landlord shall repair or rebuild the same as provided in paragraph 14.1 above. If such damage or destruction occurs and this Lease is not so terminated by Landlord, this Lease shall remain in full force and effect

and the parties waive the provisions of any law whose waiver is legally permissible that would dictate automatic termination in the event of damage or destruction. Landlord's obligation under this paragraph shall in no event exceed the scope of the work done or to be done by Landlord in the original construction of the Premises or building to be reconstructed.

13.6 Tenant's Repair Obligation. Upon the completion of any such work of repair or restoration by Landlord, Tenant shall forthwith repair and restore all other parts of the Premises including, without limitation, the leasehold improvements constructed by Tenant pursuant to the provisions of Exhibit D and all trade fixtures, equipment, furnishings, signs and other improvements originally installed by Tenant. If Landlord has elected to procure the insurance on Tenant's leasehold improvements pursuant to paragraph 16.2, Landlord shall make available to Tenant the full measure of the insurance proceeds therefor for the exclusive purpose of such replacement, reconstruction and repair.

14. Indemnification. Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury to or death of any person or damage to or destruction of property in or about the Premises. Landlord shall not be liable to Tenant for acts of other tenants of the Shopping Center or the acts of any third party. Tenant shall indemnify and hold Landlord and any ground lessor harmless against and from any and all claims arising from Tenant's use of the Premises or from the conduct of its business or from any activity, work or other things done, permitted, or suffered by Tenant in or about the Premises, and shall further indemnify and hold Landlord harmless against and from any and all claims arising from any breach or default in the performance under the terms of this Lease, or arising from any act or negligence of Tenant or any officer, agent, employee, guest, or invitee of Tenant and from all costs, expenses, attorneys' fees, and liabilities incurred in or about the defense of any such claim or any action or proceeding brought thereon.

15. Insurance.

15.1 Tenant. Tenant shall procure and maintain in full force and effect during the entire term hereof and during any preterm occupancy period, at its own expense and in companies acceptable to Landlord, the following policy or policies of insurance:

15.1.1 Comprehensive liability insurance, including property damage, with a combined single limit of $1,000,000, insuring Landlord and Tenant (and any mortgagee, ground lessor or other person or persons having an insurable interest in the Shopping Center, as Landlord may designate, hereinafter called "additional designated insured") from and against all claims, demands, actions or liability for injury to or death of any one person, for injury to or death of more than one person in any one occurrence and for damage to property arising from or related to the use or occupancy of the Premises or the operation of Tenant's business. If in the opinion of Landlord's insurance advisor, based on a substantial increase in recovered liability claims, the aforesaid amounts of coverage are no longer adequate, then such coverage shall be proportionately increased.

15.1.2 Workers' Compensation Insurance with a limit of not less than the amount required by law.

15.1.3 If Tenant places a boiler or other pressure vessel or system on the Premises, whether fired or unfired, boiler and equipment insurance with liability and property damage limits of not less than $1,000,000.

15.1.4 Plate glass insurance coverage on all interior and exterior plate glass in the Premises.

15.1.5 Fire insurance with extended coverage endorsement against all risk including vandalism and malicious mischief to the extent of 100 percent of the replacement value on all of its furnishings, trade fixtures, equipment, merchandise and other personal

property from time to time situated in, on or upon the Premises and, to the extent that Landlord does not elect to procure insurance for the leasehold improvements in the Premises pursuant to paragraph 16.2 below, on all fixtures and leasehold improvements. As long as this Lease is in effect, the proceeds from any insurance shall be held in trust to be used only for the repair or replacement of the improvements, fixtures and other property so insured.

15.1.6 To the extent that Landlord does not elect to procure and maintain the fire insurance as provided in paragraph 16.2 below, fire insurance with extended coverage endorsements against all risks including vandalism and malicious mischief on the entire Premise in an amount equal to 100 percent of the then replacement cost thereof with loss payable to Landlord and any additional designated insured.

15.2 Landlord. Landlord may elect to procure and maintain insurance covering fire and such other risks of direct or indirect loss or damage as it deems appropriate, including extended and broad form coverage risks and typhoon and earthquake, insuring in an amount, after completion of construction, of not less than 90 percent of the replacement value (excluding foundation and excavation costs and the cost of underground pipes and drains) of all such improvements constructed by Landlord including the Premises.

15.3 Proceeds on Lease Cancellation. Should this Lease be cancelled pursuant to the provisions of paragraph 14 above by reason of damage or destruction and Tenant thus relieved of its obligation to restore or rebuild the improvements on the Premises, any insurance proceeds for damages to the Premises shall belong to Landlord, free and clear of any claims by Tenant. All insurance proceeds for damage to fixtures and leasehold improvements shall belong to Tenant.

15.4 Terms. All policies of insurance described in this paragraph 15 of which Tenant is to procure and maintain, shall be issued by good, reasonable companies,

acceptable to Landlord and qualified to do business in Guam. Executed copies of such policies of insurance or, at Landlord's election, certificates thereof shall be delivered to Landlord and any additional designated insured within 10 days after delivery of possession of the Premises to Tenant and thereafter within 30 days prior to the termination or expiration of the term of each existing policy. All public liability and property damage policies shall contain the following provisions: (1) Landlord, and any additional designated insured although named as insured, shall nevertheless be entitled to recovery under said policies for any loss occasioned to them, their servants, agents and employees by reason of the negligence of Tenant, its officers, agents or employees; (2) the company writing such policy shall agree to give Landlord and any additional designated insured not less than 30 days' notice in writing prior to any cancellation, reduction or modification of such insurance; (3) at the election of Landlord's mortgagee, the proceeds of any insurance shall be paid to a trustee or depository designated by Landlord's mortgage. All public liability, property damage and other casualty policies shall be written as primary policies, not contributing with and not in excess of coverage which Landlord may carry.

15.5 Blanket Policies. Notwithstanding anything to the contrary contained within this paragraph, Tenant's obligation to carry the insurance provided for herein may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Tenant; provided, however, that (1) Landlord and such other persons shall be named as additional insured thereunder as their interest may appear; (2) the coverage afforded to Landlord and such other persons will not be reduced or diminished by reason of the use of such blanket policy of insurance; and (3) all other requirements set forth herein are otherwise satisfied.

15.6 Right to Cure. If Tenant should fail either to acquire the insurance required pursuant to this paragraph 16 and to pay the premiums therefor or to deliver required certificates or policies, Landlord may acquire such insurance and pay the requisite premiums therefor. Tenant shall reimburse to Landlord immediately upon demand, for the cost of the premiums, whether or not such insurance was actually maintained by Tenant.

15.7 Subrogation. Landlord and Tenant hereby waive any rights each may have against the other for loss or damage to its property or property in which it may have an interest where such loss is caused by a peril of the type generally covered by fire insurance with extended coverage or arising from any cause which the claiming party was obligated to insure against under this Lease. Each party on behalf of its insurer waives any right of subrogation that the insurer might otherwise have against the other party, any additional designated insured and any other tenant in the Shopping Center. The parties agree to cause their respective insurance companies insuring the Premises or insuring their property on or in the Premises to include a waiver of subrogation clause embodying the requirements of this paragraph in all insurance policies required by this Lease.

16. Condemnation.

16.1 Definitions. The term "total taking" means the taking by right of eminent domain or other authority by law, or a voluntary transfer under the threat of the exercise thereof, of all of the Premises or so much of the Premises that the remainder is not and could not be made suitable for Tenant's intended use through repair or alteration. The term "partial taking" means the taking of a portion only of the Premises which does not constitute a total taking as defined above.

16.2 Total Taking. If during the term hereof there shall be a total taking of the Premises or there shall be a part taking of the Premises and Landlord shall elect, in the exercise of its sole discretion, not to repair or alter the remainder of the Premises to restore it to suitability for Tenant's intended use, then this Lease, and the leasehold estate of Tenant in and to the Premises, shall cease and terminate as of the date of possession is taken. As used in this paragraph, the phrase "date possession is taken" shall mean the date the condemning authority takes actual physical possession or such earlier date as the condemning authority gives notice that it shall be deemed to have taken possession.

16.3 Partial Taking. If during the term hereof there shall be a partial taking of the Premises, this Lease shall terminate as to the portion of the Premises

taken on the date on which actual possession of the portion of the Premises is taken pursuant to the eminent domain proceedings, but this Lease shall continue in full force and effect as to the remainder of the Premises. The minimum rent payable by Tenant for the balance of the term shall be abated in the ratio that the square footage ground area of the Premises taken bears to the total ground area of the Premises immediately prior to such taking.

16.4 Proceeds. All compensation and damages awarded for the taking of the Premises, any portion thereof, or the whole or any portion of the Common Areas shall belong to and be the sole property of Landlord. Tenant shall not have any claim or be entitled to any award for diminution in value of its leasehold interest hereunder or for the value of any unexpired term of this Lease.

16.5 Road Widening. No further improvement or widening of either Marine Drive Santa Monica Avenue, or Route 16 as presently improved nor the establishment of any additional perimeter shall be considered as having any detrimental effect on Tenant's Premises or its use thereof.

16.6 Rent Proration. If this Lease is terminated pursuant to the provisions of this paragraph 16, then all rentals and other charges payable by Tenant to Landlord hereunder shall be paid up to the date upon which possession shall be taken by the condemning authority, and any rentals and other charges paid by in advance and allocable to the period after the date possession is taken shall be repaid to Tenant by Landlord, and the parties shall thereupon be released from all further liability hereunder.

17. Compliance with Legal Requirements. Tenant shall at its sole cost and expense promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force, with the requirements of any board of fire underwriters or other similar body now or hereafter constituted, with any direction or occupancy certificate issued pursuant to any law by any public officer or officers, as well as the provisions of all recorded documents affecting the Premises, insofar as any thereof relate to or affect the condition, use or occupancy of the Premises, excluding requirements of structural changes not related to or affected by improvements made by or for Tenant or Tenant's use of the Premises.

18. Assignment and Subletting.

18.1 Consent. Tenant shall not transfer, assign, sublet, enter into license or concession agreements or hypothecate this Lease or the Tenant's interest in and to the Premises without first procuring the written consent of Landlord. In the event Tenant is a corporation, any transfer of an interest in the stock of Tenant shall be deemed an assignment of this Lease. If Tenant is a partnership, any change in the partners shall be deemed an assignment of this Lease. Any attempted transfer, assignment, subletting, license or concession agreement or hypothecation without Landlord's consent shall be void and shall, at the option of Landlord, terminate this Lease. This Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant by operation of law without the written consent of Landlord. Tenant agrees to reimburse Landlord for Landlord's reasonable attorneys' fees incurred in conjunction with the processing and documentation of any such requested transfer, assignment, subletting, licensing or concession agreement or hypothecation of this Lease or Tenant's interest in and to the Premises.

18.2 Continuing Liability. Regardless of Landlord's consent, no subletting, assignment, hypothecation, license or concession shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the rental and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rental by Landlord from any other person

17. Compliance with Legal Requirements. Tenant shall at its sole cost and expense promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force, with the requirements of any board of fire underwriters or other similar body now or hereafter constituted, with any direction or occupancy certificate issued pursuant to any law by any public officer or officers, as well as the provisions of all recorded documents affecting the Premises, insofar as any thereof relate to or affect the condition, use or occupancy of the Premises, excluding requirements of structural changes not related to or affected by improvements made by or for Tenant or Tenant's use of the Premises.

18. Assignment and Subletting.

18.1 Consent. Tenant shall not transfer, assign, sublet, enter into license or concession agreements or hypothecate this Lease or the Tenant's interest in and to the Premises without first procuring the written consent of Landlord. In the event Tenant is a corporation, any transfer of an interest in the stock of Tenant shall be deemed an assignment of this Lease. If Tenant is a partnership, any change in the partners shall be deemed an assignment of this Lease. Any attempted transfer, assignment, subletting, license or concession agreement or hypothecation without Landlord's consent shall be void and shall, at the option of Landlord, terminate this Lease. This Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant by operation of law without the written consent of Landlord. Tenant agrees to reimburse Landlord for Landlord's reasonable attorneys' fees incurred in conjunction with the processing and documentation of any such requested transfer, assignment, subletting, licensing or concession agreement or hypothecation of this Lease or Tenant's interest in and to the Premises.

18.2 Continuing Liability. Regardless of Landlord's consent, no subletting, assignment, hypothecation, license or concession shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the rental and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rental by Landlord from any other person

shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment, subletting, hypothecation, license or concession agreement shall not be deemed consent to any subsequent assignment, subletting, hypothecation, license or concession agreement. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. Landlord may consent to subsequent assignments, subletting, hypothecations, licenses or concession agreements and to amendments or modification to this Lease, with assignees of Tenant without notifying Tenant or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this Lease.

18.3 Instrument. Each transfer, assignment, subletting, license, concession agreement and hypothecation to which there has been consent shall be by an instrument in form satisfactory to Landlord and shall be executed by the transferor, assignor, sublessor, licensor, concessionaire, hypothecator or mortgagor and the transferee, assignee or sublessee shall agree in writing for the benefit of Landlord to assume, to be bound by and to perform the terms, covenants and conditions of this Lease to be done, kept and performed by Tenant. One executed copy of such instrument shall be delivered to Landlord.

19. Rules and Regulations. Tenant shall faithfully observe and comply with the rules and regulations attached to this Lease as Exhibit E and, after notice thereof, all reasonable modifications thereof and additions thereto from time to time promulgated in writing by Landlord. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Shopping Center of any such rules and regulations.

20. Landlord's Access.

20.1 Access. Landlord may enter the Premises at reasonable hours to (1) inspect the same; (2) exhibit the same to prospective purchasers, mortgagees or tenants; (3) determine whether Tenant is complying with all its obligations hereunder; (4) supply any service to be provided by Landlord to Tenant hereunder; (5) post notices of nonresponsibility; (6) post "To Lease" signs of reasonable size upon the Premises during the last 90 days of the term hereof; and (7) make repairs required of Landlord under the terms hereof or repairs to any adjoining space or utility services or make repairs, alternations or additions to any other portion of the Shopping Center; provided, however, that all such work shall be done as promptly as reasonably possible and so as to cause as little interference to Tenant as reasonably possible. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises on account thereof. Landlord may at his option have and retain a key with which to unlock all of the doors in, on and about the Premises (excluding Tenant's vaults, safes and similar areas designated in writing by Tenant in advance) and Landlord shall have the right to use any and all means which Landlord may deem proper to open such doors in an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of such means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises, or any portion thereof.

20.2 Construction Access. If an excavation shall be made upon land adjacent to the Premises or construction of a building or alteration of a building adjacent to the Premises is commenced, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, construction or alteration license to enter upon the Premises for the purpose of doing such work as Landlord shall deem necessary to preserve the wall or the building of which the Premises form a part from injury or damage and to support the same by proper foundations, without any claim for damages or indemnification against Landlord or diminution or abatement of rent.

21. Default. It shall be an event of default under this Lease if:

21.1 Rent. Tenant shall fail to pay any rent or other sum payable hereunder for a period of 10 days after the same is due.

21.2 Other Obligations. Tenant shall fail to observe, keep or perform any of the other terms, covenants, agreements or conditions contained herein or in the rules and regulations annexed hereto and on the part of Tenant to be observed or performed and such default continues for a period of 15 days after written notice by Landlord specifying the nature of the default with reasonable particularity.

21.3 Insolvency. Tenant shall become bankrupt or insolvent or make a transfer in fraud of creditors, or make an assignment for the benefit of creditors, or take or have taken against Tenant any proceedings of any kind under any provision of the Federal Bankruptcy Act or under any other insolvency, bankruptcy or reorganization act and, in the event any such proceedings are involuntary, Tenant is not discharged from the same within 30 days thereafter.

21.4 Receiver. A receiver is appointed for a substantial part of the assets of Tenant.

21.5 Abandonment. Tenant shall vacate or abandon the Premises.

21.6 Levy. This Lease or any estate of Tenant hereunder shall be levied upon by any attachment or execution.

22. Remedies for Default. Upon the occurrence of any event of default by Tenant hereunder, Landlord may, at its option and without any further notice or demand, in addition to any other rights and remedies given hereunder or by law, do any of the following:

22.1 Termination. Landlord shall have the right, so long as such default continues, to give notice of termination to Tenant, and on the date specified in such notice this Lease shall terminate.

22.2 Reentry and Reletting. Landlord may reenter the Premises and remove therefrom all persons and property and again reposes and enjoy the Premises using summary proceedings, or by any other applicable action or proceeding, or by force or otherwise (without being liable to indictment, prosecution or damages therefor) if the Premises have not been vacated, without prejudice to any other remedies that Landlord may have by reason of Tenant's default, none of which may be deemed an acceptance of surrender by Tenant.

22.3 Rent; Damages. Whether or not Landlord retakes possession or relets the Premises, Landlord shall have the right to recover unpaid rent and all damages caused by the default, including attorneys' fees. Damages shall include, without limitation, (1) all rental lost including and deficiency in rental upon reletting; (2) all legal expenses and other related costs incurred by Landlord following Tenant's default; (3) all costs incurred by Landlord by restoring the Premises to good order and condition, or in remodeling, renovating or otherwise preparing the Premises for reletting; and (4) all costs (including without limitation any brokerage commissions) incurred by landlord in reletting the Premises. Landlord may sue periodically for damages as they accrue without barring a later action for further damages. Landlord may in one action recover accrued damages plus damages attributable to the remaining term of this Lease equal to the difference between the rent reserved in this Lease for the balance of the term after the time of reward, and the amount of rental cost that Tenant proves could be reasonably avoided, discounted to the time of award at the rate of 6 percent per annum.

22.4 Rent. For the purpose of determining unpaid rent, the monthly rent reserved in this Lease shall be deemed to be the sum of the following: (1) the gross rent; and (2) amounts last payable by Tenant pursuant to paragraph 10 above.

22.5 Restoration. If Tenant fails to remove Tenant's furnishings, trade fixtures, equipment and other personal property at expiration of the Lease term or earlier termination of this Lease, Landlord may remove any and all personal property located in the Premises and place such property in a public or private warehouse or elsewhere. Tenant shall be liable to Landlord for the cost of removal, transportation to storage, and storage. In the event that Tenant shall not immediately pay the cost of removal, transportation, and storage of such property after the same has been stored for a period of 30 days or more, Landlord may sell any or all thereof at a public or private sale in such manner and at such times and places as Landlord in its sole discretion may deem proper, without notice to or demand upon Tenant. Tenant waives all claims for damages that may be caused by Landlord's removing or storing or selling the property as herein provided, and Tenant shall indemnify and hold Landlord free and harmless from and against any and all losses, costs and damages, including without limitation all costs of court and attorneys' fees of Landlord occasioned thereby. Tenant hereby appoints Landlord as Tenant's attorney-in-fact with the rights and powers necessary in order to effectuate the provisions of this paragraph 22.5.

22.6 Appointment of Receiver. Landlord shall have right to cause a receiver to be appointed in any action against Tenant to take possession of the Premises and to collect the rents or profits derived therefrom. The appointment of such receiver shall not constitute an election on the part of Landlord to terminate this Lease unless notice of such intention is given to Tenant.

23. Landlord's Right to Cure Default. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be at its sole cost and expense and without any abatement of rent. If Tenant shall fail to pay any sum of money, other than rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder and such failure shall have become an event of default under paragraph 22 above, Landlord may, but shall not be obligated to do so, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant's part to be made or

performed as in this Lease provided. All sums so paid by Landlord and all necessary incidental costs shall be deemed additional rent hereunder and shall be payable to Landlord on demand.

24. Subordination. This Lease shall be subject and subordinated at all times to all ground or underlying leases already in existence or which may hereafter be executed affecting the real property described in Exhibit A or the Shopping Center and the lien of all mortgages and deeds of trust in any amount or amounts whatsoever now in existence or hereafter placed on or against the real property described in Exhibit A or the Shopping Center or on or against Landlord's interest or estate therein or on or against all such ground or underlying leases, all without the necessity of having further instruments executed on the part of Tenant to effectuate such subordination. Notwithstanding the foregoing: (1) in the event of termination for any reason whatsoever of any such ground or underlying lease, this Lease shall not be barred, terminated, cut off or foreclosed nor shall the rights and possession of Tenant hereunder be disturbed if Tenant shall not then be in default in the payment of rental or other sums or be otherwise in default under the terms of this Lease, and Tenant shall attorn to the Landlord of any such ground or underlying lease, or if requested, enter into a new lease for the balance of the original or extended term hereof then remaining upon the same terms and provisions as are contained in this Lease; (2) in the event of the foreclosure of any such mortgage or deed of trust or of any other action proceeding for the enforcement thereof, or of any sale thereunder, this Lease will not be barred, terminated, cut off or foreclosed nor will the rights and possession of Tenant thereunder be disturbed if Tenant shall not then be in default in the payment of rental or other sums or be otherwise in default under the terms of this Lease, and Tenant shall attorn to the purchaser at such foreclosure, sale or other action or proceeding; and (3) Tenant agrees to execute and deliver upon demand such further instruments evidencing such subordination of this Lease to such deed, ground or underlying leases, and to the lien of any such mortgages or deeds of trust as may reasonably be required by Landlord. Tenant's covenant to subordinate this Lease is conditioned upon each such senior instrument containing the commitments specified in the preceding clauses (1) and (2).

25. No Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

26. Sale by Landlord. In the event the original Landlord hereunder, or any successor owner of the real property described in Exhibit A of said Shopping Center, shall sell or convey the same, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease accruing thereafter shall terminate, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant agrees to attorn to such new owner.

27. Estoppel Certificate. At any time and from time to time, but on not less than 10 days' prior notice by Landlord, Tenant will execute, acknowledge and deliver to Landlord, promptly upon request, a certificate certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each such modification), (b) the date, if any, to which rental and other sums payable hereunder have been paid, (c) that no notice has been received by Tenant of any default which has not been cured, except as to defaults specified in such certificates, and (d) such other matters as may be reasonably requested by Landlord. Any such certificate may be relied upon by any prospective purchaser, mortgagee or beneficiary under any deed of trust of the real property described in Exhibit A or said Shopping Center or any part thereof.

28. Holdover Tenancy. If Tenant holds possession of the Premises after expiration of the term of this Lease without objection by Landlord, Tenant shall become a tenant from month to month upon all of the terms specified in this Lease as applicable immediately prior to expiration of such term, except that minimum rent shall be 150 percent of that applicable immediately prior to

expiration of such term and percentage rent shall be paid within 10 days after the end of each month. Each party shall give the other notice of its intention to terminate such tenancy at least one month prior to the date of termination of such monthly tenancy.

29. Other Stores of Tenant. Landlord places no restrictions on Tenant's operating a similar type business within any confines of the Territory of Guam.

30. Net Lease. Landlord and Tenant acknowledge that this Lease is a "net lease" with respect to taxes, insurance, utility service, repairs and maintenance of the Premises and Common Areas. Landlord shall receive all rents and all payments hereunder that Tenant is required to make to Landlord free from any charges, assessments, impositions, expenses, deductions and offsets.

31. Security Deposit. Tenant has deposited with Landlord the sum specified in the Basic Lease Information (the "deposit"). The deposit shall be held by Landlord as security for the faithful performance by Tenant of all of the provisions of this Lease to be performed or observed by Tenant. If Tenant fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may use, apply or retain all or any portion of the deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Landlord may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the deposit, Tenant shall within 10 days after demand therefor deposit cash with Landlord in an amount sufficient to restore the deposit to the full amount thereof. Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the deposit separate from its general accounts. If Tenant performs all of Tenant's obligations hereunder, the deposit, or so much thereof as has not theretofore been applied by Landlord, shall be returned, without payment of interest or other increment for its use, to Tenant (or, at Landlord's option, to the last assignee, if any, of

Tenant's interest hereunder) at the expiration of the term hereof, and after Tenant has vacated the Premises. No trust relationship is created herein between Landlord and Tenant with respect to the deposit.

32. Relocation. Landlord waives the rights of relocating Tenant within the Shopping Center as outlined in paragraph 33 of the Standard Mall Lease.

33. No Partnership. It is expressly understood that Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or joint venturer or a member of a joint enterprise with Tenant. The provisions of this Lease relating to percentage rent are included solely for the purpose of providing a method whereby part of the rental is to be measured and ascertained.

34. Recording. Tenant shall not record this Lease without the prior written consent of Landlord. Upon the request of either party hereto the other party shall join in the execution of a memorandum of this Lease for the purposes of recordation. Such memorandum shall describe the parties, the Premises and the term of this Lease and shall incorporate this Lease by reference. In the event such memorandum is recorded, the parties shall execute, immediately upon the expiration of this Lease a notice of termination of this Lease for recordation. Tenant hereby irrevocably appoints Landlord its true and lawful attorney with full authority to execute such notice of termination within five days following Landlord's request therefor.

35. Modification and Financing Conditions. Landlord intends to obtain long-term financing for the Shopping Center and/or portions thereof. The terms and provisions of this Lease must meet the approval of such lender. If any mortgage lender should require, as a condition to the financing that Landlord may desire, any modification of the terms or conditions of this Lease, Tenant agrees to execute such modification or amendment, provided that such modification or amendment shall not (1) change the location or relationship of the Premises to other stores in the Shopping Center; (2) increase the minimum rent; (3)

materially interfere with the Tenant's use or occupancy ; (4) alter the term of years of this Lease and (5) be in conflict with any banking regulations. If Tenant should refuse to execute any modification so required within 20 days after receipt of same, Landlord shall have the right by 15 days notice to Tenant to terminate this Lease for cause.

36. Waiver. The waiver by Landlord of any term, covenant, agreement or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant, agreement or condition herein contained. Any custom or practice which may grow up between the parties in the administration of the terms of this Lease shall not be construed to waive or to lessen the right of the Landlord to insist upon the performance by Tenant in strict accordance with such terms. The subsequent acceptance of rent or any other sum of money hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant, agreement or condition of this Lease, other than the failure of Tenant to pay the particular rent or other sum so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent or other sum.

37. Notices and Consents. All notices, demands, consents or approvals which may or are required to be given by either party to the other hereunder shall be in writing and shall be deemed to have been fully given when deposited in the United States registered mail, postage prepaid, and addressed as follows: to Tenant at the address specified in the Basic Lease Information, or to such other place as Tenant may from time to time designate in a notice to Landlord; to Landlord at the address specified in the Basic Lease Information or to such place as Landlord may from time to time designate in a notice to Tenant; or in the case of Tenant, delivered to Tenant at the Premises. Tenant hereby appoints as its agent to receive the service of all dispossessory of distraint proceedings and notices thereunder the person in charge of or occupying the Premises at the time, and, if no person shall be in charge of or occupying the same, then such service may be made by attaching the same on the main entrance of the Premises.

38. Complete Agreement. There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease or the Shopping Center. There are no representations between Landlord and Tenant other than those contained in this Lease and all reliance with respect to any representations is solely upon the representations contained herein.

39. Corporate Authority. If Tenant signs as a corporation, each of the persons executing this Lease on behalf of the Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, that Tenant is qualified to do business in Guam, that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is authorized to do so.

40. Landlord's Liability. Landlord's liability hereunder shall be limited solely to Landlord's interest in the Shopping Center.

41. Miscellaneous. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. This is of the essence of this Lease and each and all of its provisions. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant. The terms, covenants, agreements and conditions herein contained, shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto. Tenant shall attorn and be bound to any of Landlord's successors under all the terms, covenants and conditions of this Lease for the balance of the remaining term. If any provisions of this Lease shall be determined to be illegal

or unenforceable, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect. This Lease shall be governed by and construed pursuant to the laws of Guam.

42. Security Agreement. Landlord is hereby granted a security interest within the meaning of the Uniform Commercial Code of Guam on any and all furnishings, trade fixtures, equipment, merchandise and other personal property of Tenant located in the Premises, which security interest shall secure to Landlord the full performance by Tenant of all of its obligations to Landlord hereunder including the payment of any sums due from Tenant to Landlord hereunder. Upon request of Landlord, Tenant shall execute any necessary financing statements in the form or forms required by the Guam Uniform Commercial Code and shall file the statements at Tenant's expense in the appropriate filing office. Without further authorization from Tenant, Landlord may at any time file copies of this Lease as financing statements. Upon default under the terms of this Lease, Tenant shall, within three days after written notice from Landlord, assemble such property and make it available to Landlord.

43. Time of the Essence. Time and exact performance are of the essence of this Lease and all parts and sections thereof except in respect to the delivery of possession of the premises at Commencement of the term hereof.

44. Force Majeure. In the event that Landlord shall be delayed or hindered in or prevented from doing or performing any act or thing required hereunder by reason of strikes, lock-outs, casualties, Acts of God, labor, troubles, inability to procure materials, failure of power, governmental laws or regulations, riots, insurrection, war or other causes beyond the reasonable control of Landlord, then Landlord shall not be liable or responsible for any such delays and the doing or performing of such act or thing shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

45. Attorneys' Fees. If, as a result of any breach or default in the performance of any of the provisions of this Lease, Landlord uses the services of an attorney in order to secure compliance with such provisions or recover damages therefor, or to terminate this Lease or evict Tenant, Tenant shall reimburse Landlord upon demand for any and all attorneys' fees and expenses so incurred by Landlord. In such suit or action brought upon or arising out of this Lease, and upon any appeal thereof, the prevailing party shall recover from the losing party reasonable attorneys' fees incurred in such suit or action as set by the trial court and appellate courts respectively.

46. Exhibits. The exhibit(s) and addendum, if any, specified in the Basic Lease Information are attached to this Lease and by this reference made a part hereof.

IN WITNESS WHEREOF, the parties have executed this Lease on the respective dates indicated below.

TENANT	LANDLORD
By______________________	By [signature]
By [signature]	By______________________
Date of Execution	Date of Execution
By Tenant:________________	By Landlord: Aug. 6, 1988

EXHIBIT "A"

Parcel 1: LOT NUMBER 5047-1-2 NEW, situated in Finegayan-Unganuan, Municipality of Dededo, Guam, Estate No. 13584, Suburban containing an area of 821,279.31 Square Feet/76,299.65 Square Meters, as shown on Drawing No. ASA-75-01G, prepared by Bernard T. Ortega, Jr., RLS #37, which drawing is recorded in Land Management under Instrument No. 317809, on December 15, 1980.

Parcel 2: LOT NUMBER 5013-3-1, (Subdivision of Lot 5013-3), Municipality of Dededo, Territory of Guam, Suburban, as said Lot is marked and designated on Drawing Number RRV 79-07, as L.M. Check No. 252 FY 79, dated May 7, 1979 and recorded on May 9, 1979 in the Department of Land Management, Government of Guam, under Document Number 302140.

Area: 3,716± Square Meters

LOT NUMBER 5013-3-R1, (Subdivision of Lot 5013-3), Municipality of Dededo, Territory of Guam, Suburban, as said Lot is marked and designated on Drawing Number RRV 79-07, as L.M. Check No. 252 FY 79, as recorded on May 9, 1979, in the Department of Land Management, Government of Guam, under Document Number 302140.

Area: 18,395± Square Meters (not part of survey)

Parcel 3: LOT NUMBER 5013-R3, Municipality of Dededo, Territory of Guam, Estate Number 56161, Suburban, as said Lot is marked and designated on Drawing Number RRV 78-13 M, as L.M. Check No. 293 FY 78, dated May 2, 1978, and recorded on May 4, 1978 in the Department of Land Management, Government of Guam, under Document No. 291361.

Area: 18,058± Square Meters


DEPARTMENT STORE
RM 100
SUPERMARKET
RM-180

EXHIBIT "B"
Page 1 of 2


DEPARTMENT STORE
RM 200
RM 216A
RM 215A
RM 215B
RM216B
200 s.f.
900 s.f.
500 s.f.
1,500 s.f.
RM 214
1,450 s.f.
RM 212
950 s.f.
RM 212A
800 s.f.
RM 212B
800 s.f.
RM 212c
950 s.f.
T
RM 211
1,450 s.f.
RM 210
1,950 s.f.
RM 209
1,000 s.f.
RM 208
1,150 s.f.
RM 207
1,150 s.f.
RM 206
1,000 s.f.
RM 205
1,950 s.f.
RM 204B
1,900 s.f.
RM 204A
800 s.f.
RM 204
800 s.f.
1,300 s.f.
RM203
RM202
300s.f.
T

EXHIBIT "B"
Page 2 of 2

BANK

EXHIBIT "D"

DIVISION I

GENERAL REQUIREMENTS

The following requirements shall govern all work done by Landlord and/or Tenant.

1. Design, construction and material shall be determined by Landlord and Landlord's Architect.

2. Construction shall comply with the applicable Guam statutes, ordinances, regulations, laws and building codes.

3. All required permits shall be obtained and all fees paid as follows:

   a. By Landlord, covering work performed by Landlord and/or Landlord's Contractor.

   b. By Tenant, covering work performed by Tenant and/or Tenant's Contractor.

4. Quality of workmanship and materials shall be first class, acceptable to Landlord's project Architect and in keeping with the project's building standard.

5. On completion, all facilities shall be in full use without defects.

6. Warranties shall be provided by persons performing the work and supplying equipment.

7. Performance and/or Labor and material bonds shall be obtained from contractors when required by Landlord.

8. Contractors shall be required to show evidence of possessing good labor relations, and shall avoid labor disputes which will interfere with other work in the Center.

9. Contractors shall be required to work in harmony with other contractors on the work. Tenant's Contractor shall coordinte their work with other subcontractors and the building's prime contractor.

10. Contractors shall work within leased premises and such adjacent areas, designated by Landlord, and shall remove all debris and trash during and after each day's work. No accumulation of debris is allowed. If not removed by Tenant or Tenant's Contractor, Landlord shall remove debris from site at Tenant's expense.

11. Tenant and/or Tenant's Contractor shall pay for temporary power and water and/or gas.

12. Landlord shall have the right to order any Tenant or Tenant's Contractor who willfully violates the above requirements, to cease work, and to remove himself, his equipment and his employees from the Landlord's property.

13. No approval by Landlord shall be deemed valid unless same shall be in writing signed by Landlord or Landlord's Architect.

DIVISION 2

LANDLORD'S WORK - SITE WORK, BUILDINGS AND COMMON AREAS

The following work is to be done by Landlord:

A. Site Work.

1. Access roads, and parking areas complete with hard surfaced paving, striping, signs, master clocked lighting, and drainage.

2. Landscaping and planting.

3. Sidewalks, exterior ramps and stairways.

B. Utility Distribution Systems Exterior to Tenant's

Demised Premises.

1. Domestic and fire protection water supply mains, water meters, shutoff valves, cold water service

J ar

and fire protection mains, hydrants and valves for same. Tenants with water requirements shall be required to have their own water meter if Landlord so determines. The water meter and water line to the demises premises shall be at Tenant's expense.

2. Storm drains, sanitary sewers, drains, branch sanitary waste lines.

3. Electrical primary and secondary conduit system to distribution point. Secondary wiring from demises premises to distribution point by Tenant.

4. Telephone manholes and conduits to central distribution telephone rooms (wiring and service by Telephone Company at Tenant's expense).

C. Buildings

1. The building shown on Exhibit "B" will be constructed by Landlord as follows:

   a. Structure:

      1. Structural Steel

   b. Roofing:

      1. PVC coated standing seam steel roofing panels.

   c. Materials and finishes:

      1. Exterior walls PVC coat metal cladding

      2. Walls defining Tenant's demised premises: At landlord's option demising partitions of metal studs 24" on center and to height of 12'-0" will be provided. Where demising partitions fall on structural column lines at structural braces or structural expansion joints projections may occur at such locations. 10 feet dry wall to acoustical ceiling partitions separating the demised premises from service areas will be exposed metal stud construction with finished drywall on the service area side only to a height required by code.

d. Mechanical:

1. Fire Protection System: Complete automatic "wet" sprinkler system and standpipe system are provided to the Premises.

2. Ventilating and air-conditioning: (See Division 4, Paragraph C3.)

3. Plumbing: Service sink sanitary and water lines stub-outs are normally provided in the Tenant's Premises.

2. Common Public Areas: Common public areas shall have pleasing and unified architectural expression of design and materials as determined by Landlord and Landlord's Architect.

a. Structure

1. Structural Steel.

b. Materials and finishes: Pleasing and durable finish materials shall be employed in the design of all malls and hallways. Skylights, landscape areas, and other design elements shall be provided in public common areas as determined by Landlord's Architect and applicable codes.

c. Mechanical: Fire protection system shall be provided in accordance with the requirements of the National Fire Protection Association (NFPA) and local authorities having jurisdiction. Ventilating and air-conditioning system shall be provided in accordance with the Uniform Mechanical Code (UMC), Sheet Metal and Air Conditioning Contractor's National Association (SMACNA), and American Society of Heating, Refrigerating and Air Conditioning Engineers (ASHRAE). Plumbing system shall be provided in accordance with the Uniform Plumbing Code (UPC).

d. Electrical: All lighting and receptacles in accordance with code requirements regulation of Local Enforcing Authority and best practices for service areas.

DIVISION 3

LANDLORD'S WORK - WITHIN TENANT'S DEMISED PREMISES

Landlord's obligation for constructing the demised premises shall consist of work as described in Division 2, together with floors of 4" smooth concrete finish with 6x6-10x10 woven wire mesh.

DIVISION 4

TENANT'S WORK - WITHIN TENANT'S DEMISED PREMISES

The following work is to be performed by Tenant at Tenant's expense:

A. Design Drawings and Working Drawings and Specifications:

1. All design drawings, working drawings and specifi cations setting forth in detail Tenant's require ments for its demised premises shall be prepared by Tenant and in accordance with procedure and schedules as outlined hereinafter in Division 5.

2. Tenant's work shall comply with design criteria for construction and finishes as well as design criteria and specifications for mechanical and electrical work as outlined in this Division. This criteria represents minimum standards for all Tenant's design and installations.

3. Any modification and/or deviation from said criteria shall be itemized by the Tenant and shall be subject to Landlord's Architect approval. All costs resulting therefrom shall be borne by Tenant.

4. Design shall possess pleasing, attractive appearance, complying with overall character of the development as established by the Landlord and Landlord's Architect, and must be approved by same.

B. Design Criteria.

The following design criteria and/or outline specifi-cations represents minimum standards for construction and finish of Tenant's demised premises:

1. Storefront work.

   a. Storefronts and finishes shall harmonize with the general character of the Center, and shall maintain in their design an open front. No element of the storefront shall project across the lease line.

   b. Storefront construction shall employ extruded anodized aluminum sections and/or sliding anodized aluminum and glass doors. Glass shall be per local code requirements.

   c. All storefront works, including sliding door tracks and housing boxes for grilles, shall be supported at their head sections by a welded steel framework, which in turn is securely attached, suspended and braced to the existing building structure. All storefront material such as glazed tile, brick, slate, terrazzo, stone, hardwood or similar materials approved by the Project Architect.

2. Service exit doors.

   a. Where a wall in demised premises fronts on exterior service roads, in parking areas or service corridors, such wall shall contain only hinged 3'-0" X 7"-0" X 1-3/4" service flush hollow metal frame if in an interior wall, per all code requirements. If code exit requirements dictate larger door, same shall be provided accordingly. Volumes generated by such exit door swing shall fall within demised premises at recesses by Landlord's Architect.

3. Painting.

   a. All surfaces in sales areas and other areas accessible to customers shall receive one coat of primer and two coats of finish paint of quality designated by the paint manufacturer for such surfaces.

   b. All stock and non-selling areas shall receive one coat of primer and one coat of finish paint, unless the area cannot be viewed by the public.

4. Finish Hardware.

a. Stock commercial quality standard duty labeled where required. Dull chrome or aluminum finish, except portions of hardware primed for paint. Exit doors equipped with surface mounted closers, pushes and pulls, lock-set, stops and floor or wall bumpers as required. Sliding doors or grilles equipped with cylinder lock.

5. Floors.

a. Tenant's storefront entry area shall have flooring material identical in quality, color and pattern to the mall flooring material, or such other durable materials as may be approved by the Project Architect. Carpeting and/or other quality floor, such as glazed or unglazed pavers, wood parquet or pure vinyls shall be used in Tenant's public areas. Vinyl asbestos tile shall not be used in Tenant"s public areas without the prior approval of the Landlord.

6. Ceiling.

Tenant shall install its own ceiling to maximize security of the premises but not so as to preclude authorized work crews gaining access to the space above the ceiling, from within the demised premises.

C. Mechanical.

1. Plumbing.

a. Tenant shall do all plumbing work it may require within its demised premises. All work shall conform to code requirements.

b. All plumbing fixtures shall be of first quality, similar or equal to the following and shall meet handicap requirements if necessary:

1. Water closets: American Standard's 2221.018 floor mounted fixtures.

2. Lavatories: American Standard's 0476.028 20" X 18"

2. Fire Protection System.

   a. Tenant shall bear the expense of any revision to the fire protection system provided by the Landlord (as outlined in Division 2, C-1d) due to Tenant's special design and finish requirements, including but not limited to the alteration of sprinklers, pro rata share for modification of mains and controls, and engineering and related cost for said modification, fire extinguishers and special cabinets for first aid fire hoses.

3. Ventilating and Air Conditioning.

   a. Tenant shall provide its own chilled water tap in air conditioning handling unit and branch ducts.

   b. Landlord shall provide chilled water to Tenants tap in.

D. General.

1. Tenant's Contractors.

   a. Tenant may enter into contracts for his work with Contractors already at work on the site.

   b. Landlord has the right to approve Tenant's proposed Contractors prior to award of contract.

   c. All contractors and sub-contractors shall carry Workmen's Compensation Insurance covering all of their respective employees; and shall also carry public liability insurance; including property damage issued by companies acceptable to Landlord and, with limits and in such form as are required by Landlord. All policies shall insure Landlord and Tenant, as well as the contractor or sub-contractor. Certificates for all of the foregoing insurance shall be delivered to Landlord before the construction is started or contractor's equipment is moved onto the site. Tenant shall cause to be carried insurance against damage by fire to the

construction and improvements to be made by Tenant. Such insurance shall be in amounts and with such extended coverage endorsements as may be required and approved by Landlord. Certificates for such insurance shall be delivered to Landlord before the construction is started or contractor's equipment is moved onto the site. In the event that during the course of Tenant's work any damage shall occur to the construction and improvements being made by Tenant, Tenant shall repair the same at Tenant's cost.

d. If construction of Tenant's work or any portion thereof is being performed after the Shopping Center initially opens for business, Tenant's or its contractor shall erect a temporary barricade enclosing the storefront, such temporary barricade construction shall conform to Landlord's design criteria. Tenant or Tenant's contractor shall repair any damage caused by the installation or removal of such barricade. In the event Tenant or Tenant's contractor fails to erect such barricade as herein set forth, then Landlord shall erect same and Tenant shall pay to Landlord a sum equal to fifteen dollars ($15.00) per front foot of barricade required to separate the premises from the enclosed mall.

2. Approvals.

a. All Tenant's requests for approvals shall be in writing and directed to the Landlord. Tenant shall not proceed with any work without the written approval of the Landlord.

b. Tenant must notify Landlord in writing, at least ten (10) days before Tenant and/or Tenant's Contractor commences any work on demised premises to allow Landlord to determine the amount of Payment Bond to be posted by Tenant to adequately protect Landlord.

3. Utilities

a. Tenant shall assume the cost of all utility bills the date it starts its work of finishing and fixturing its demised premises or the day its lease term commences, whichever shall be first.

4. Landlord's right to perform Tenant's work.

   a. Landlord shall have the right to perform by its own Contractor or Subcontractors, on behalf of and for the account of the Tenant, any of Tenant's work to be performed. Generally, such work shall be that which affects structure components, or the general utility systems for the Development which are affected by the leased space. If Landlord so determines Landlord shall notify Tenant prior to commencement of said work and Tenant shall reimburse Landlord for all cost of planning and performing such work.

5. Although the demising partitions may be on the column center lines, the column, being thicker than the wall, extends slightly into the premises. The floor area calculations are from the center line of partitions and no deduction is allowed for the columns, sprinkler risers, roof drains, structural braces, masonry shear walls and shafts located within Tenant's premises, and or equipment rooms. Tenant acknowledges that it may be necessary for Landlord to utilize a portion of the premises to accommodate shafts, ducts and pipes to serve other tenants within the Enclosed mall, and Landlord reserves the right to utilize an area within the premises for said purposes, which area shall be located adjacent to an interior wall other than the storefront and shall in no event exceed one hundred square feet (100 sq. ft.).

DIVISION 5

TENANT SIGN AND STOREFRONT DESIGN CRITERIA

I. SIGNS

The general terms and conditions of Section 9.4 requires Landlord's prior written approval of all tenant signs, which means all signs located in the mall or exterior of Tenant's demised premises.

The purpose of these criteria is to establish the minimum sign standards acceptable to Landlord. A sign design must be submitted for Landlord's approval prior to installation. Approval includes not only the design, but quality of materials and desired location of the sign as well. Conformance will be strictly enforced.

A. General Criteria:

1. Except for those shops having two or more openings onto the mall, each Tenant shall be entitled to one mall sign with his name plate facing the mall.

2. Tenant's mall sign shall be located above its storefront in the space allocated in the Architects drawings.

3. The sign drawings shall be provided by the Tenant. It shall be constructed in conformance with the approved sign drawings.

4. Landlord will provide the name plate on mall's directory for each Tenant, the cost of such plate shall be borne proportionally by Tenants.

5. Tenant shall specify the "copy" for his name plate in accordance with either of the following:

   (a) Tenant shall only display his established trade name i.e., "Desmond's", "Sears", "Kelly's", etc.

(b) Tenant shall simply state his name and basic product, i.e., "Kelly's Shoes". The letter heights of both must remain the same.

(c) No additional letterings will be allowed, i.e., "Discount Sales", "Quality Shoes" or miscellaneous brand names included in operation. The type of lettering shall be as shown in Exhibit C attached and the size shall be as approved by Landlord.

6. Each Tenant shall also be permitted at its expense to place on the exterior of his storefront which faces the mall, a sign not larger than 144 square inches with letters of gold leaf decor application not to exceed two inches in height, indicating only Tenant's hours of business and emergency telephone numbers.

7. Tenant shall not have any sign within the first four (4) feet of its space adjacent to the mall storefront. As to signs within the premises, the following shall apply:

(a) No animated, flashing or audible signs will be permitted.

(b) No exposed tubing or lamps will be permitted.

(c) All signs, their location and installation must first be approved by Landlord.

8. All Tenant's lighted signs shall comply with all local building and electrical codes. In case of conflict, the stricter requirement shall apply.

II. Storefront Design Criteria

The intent of this section is to provide criteria for tasteful design and merchandising as it relates to the mall storefronts. With the success of the Micronesia Mall in mind, Landlord has established the following minimum restrictions and guidelines. All storefront designs, including materials and equipment used and any future modifications, shall be subject to Landlord's written approval.

A. Storefront Area-defined:

The storefront area shall be that area indicated on the architects drawings, facing on the mall to be used to establish Tenant's identity or business in an attractive and tasteful manner not out of harmony, architecture, or theme, as the case may be, of the Micronesia Mall.

B. Openings on Mall:

1. Each storefront shall be designed in such a manner as to create an open design character for the entire mall.

2. Tenant, at its expense, shall construct a storefront, per approved design, behind the area where the roll-up grilles open. Such storefront shall not protrude or hamper the operation of the roll-up grilles.

C. Colors:

1. Colors to be used shall be basic muted tones and/or neutral tints with earth colors as the general background. Smaller proportions of more pure colors will be acceptable as accent colors.

2. Landlord will not approve large masses for entire storefronts done in loud or vibrant colors, i.e., purple, orange, red, etc. While vibrant colors may be used, the proportional amount of such must be relatively small.

D. Materials:

1. Recommended materials include natural woods, tiles (handfired would be preferable), textured plaster, natural marble and stonework, ect.

2. If aluminum is to be used in storefront construction, it shall be color coated to match the bronze anodized aluminum in the existing building storefront.

3. Use of brightly colored plastic, natural aluminum, corrugated fiberglass panels, mica

plaster and prefinished wall boards are prohibited.

E. Lighting and Sound:

1. All lighting equipment and direct light rays used throughout the storefront area shall only be for purposes of lighting merchandise and shall not extend into the mall property. In all cases, the source of lighting should be shielded from eye level in the mall. Lighting equipment must be approved by Landlord prior to installation.

2. Sound controls will be strictly enforced. No loud or audible devices shall be allowed to conflict with any mall music system which may later be installed.

F. Displays:

1. Tenant shall first obtain Landlord's written approval before placing any improvements, fixtures, furnishings and displays of any nature whatsoever within or about the storefront area. Without limiting Landlord's right of approval as set forth above, display platforms exceeding 18", displays and shelving against or next to the glass storefront facing the mall, or display placards, etc.

III. Modifications, Removal of Signs, Storefronts

The above sign and storefront criteria are not intended to be all inclusive but only a minimum guideline. Additional requirements and/or modifications may later be made by Landlord from time to time.

Any installed non-conforming signs and/or storefronts or any other violations of these criteria shall constitute a violation of the Lease and be removed or cause to be removed by Tenant no later than ten (10) days of Landlord's demand (or such lesser time as may be imposed by Landlord if prompt removal is imperative under the circumstances involved): otherwise, Landlord shall have the right to do the same and back charge Tenant in accordance with said Lease and the general terms and conditions.

DIVISION 6

PROCEDURE AND SCHEDULES FOR THE COMPLETION OF PLANS AND SPECIFICATIONS

All prints, drawing information and other material to be furnished by Tenant as called hereinafter shall be addressed to Landlord:

GOODWIND DEVELOPMENT CORPORATION
P.O. Box CM
Agana, Guam 96910

A. Space Layout.

1. Immediately following execution of this Lease, Landlord shall furnish Tenant with two sets of prints of drawings showing space layout giving technical and design information of the demised premises.

B. Store Design Drawings.

1. Within thirty (30) days from receipt of "space layout drawings" Tenant shall submit to Landlord four (4) sets of prints of store design drawings showing intended design character and finishing of the demises premises. The store design drawings shall comply with the design criteria of the Development and shall set forth in general the requirements of Tenant without the demised premises including but not limited to the following:

a. Architectural design of the space, plans, elevations, sections, material selections and finishes.

b. Mechanical systems; to include sprinklers, plumbing, HVAC plans.

(1) Mechanical Calculations showing:

I. The ventilation supply and exhaust required, and the ventilation supply and exhaust provided, if any

2. The cooling load.

c. Electrical systems; Floor and reflected ceiling plans showing outlets, type of lighting fixtures, other electrical equipment contemplated and location of panel board and switch gear.

(1) Electrical calculations showing:

1. Number of circuits

2. Connected load of each circuit

3. Number of space circuits

d. Details of storefront:

e. Itemized Landlord's work per Divison 3 of this Exhibit.

f. Submittal Requirements

Drawings

1. Sheet size 24"x36"

2. Minimum Requirements

A. 1/4" scale floor plan
B. 1/4" scale reflective ceiling plan
C. 1/4" scale storefront elevations and interior elevations
D. Electrical plan and circuit diagram
E. Airconditioning plan
F. Plumbing plan and isometrics
G. Fire protection plan and details

Specifications

Provide outline specification that indicates materials, equipment and fixtures.

Color Schemes

Provide color chart indicating color scheme for the store design. Color chips size shall be minimum of 1"x2", mounted on 8-1/2"x11" sheet.

2. As soon as possible, after receipt of "store design drawings", Landlord shall return to Tenant one set of prints of "store design drawings: with his suggested modifications and/or approval. If Tenant upon receipt of approved "store design drawings" bearing Landlord's comments wishes to take exception thereto, Tenant may do so in writing by Certified or Registered Mail addressed to Landlord at the above address, within fifteen (15) days from date of receipt of "store design drawings". Unless such action is taken, it will be deemed that all suggested modiciations made by Landlord on "store design drawings" are acceptable to and approved by Tenant.

3. If "store design drawings" are returned to Tenant with comments, but not bearing approval of Landlord, said "store design drawings" shall be immediately revised by Tenant and resubmitted to Landlord within fifteen (15) days of their receipt by Tenant.

C. Signs

Approval of "store design drawings" or work drawings and specifications for Tenant's demised premises do not constitute approvals of any sign work. Tenant shall submit to Landlord for approval drawings showing all proposed sign work to be erected in connection with Tenant's demised premises. Such signs shall conform to the sign criteria as outlined in Division 5 and drawings submitted for approval shall clearly show graphic as well as construction and attachment details of all signs including electrical load requiremnt and brightness in foot lamberts. Erection shall be prohibited unless approved by Landlord.

DIVISION 7

TIME FOR COMPLETION OF TENANT'S WORK

Tenant will commence its Work promptly upon delivery of the Premises to the Tenant for such purpose pursuant to Paragraph 2.2 and shall thereafter diligently pursue the same to its completion.

Any request by Tenant for any reason for an extension of time for the completion of Tenant's Work that will extend the time for its completion beyond the date specificed in Paragraph 3 as the date of commencement of the Term of this Lease, shall be made in writing to Landlord's architect and shall specify the grounds for such extension. Reasonaibe grounds only shall be given consideration; and no extension shall be valid except by written approval of Landlord's architect specifying the number of Days of Grace being granted thereby pursuant to Paragraph 3.


20'-0"
8'-0"
8'-0"
28'-3"
26'-0"
56'-7"
10'-0"
10'-0"

ISED 3/2/88


60'–0"
50'–0"

ROOM 115A FLOOR PLAN

SCALE: 1/8" = 1'–0" Area = 4,450 s.f. RE

EXHIBIT "E"

OPERATING RULES AND REGULATIONS

Section 20.1 Rules and Regulations.

Tenant agrees to comply with and observe the following rules and regulations:

(1) The delivery or shipping of merchandise, supplies and fixtures to and from the Leased Premises shall be subject to such rules and regulations as in the judgment of Landlord are necessary for the proper operation of the Leased Premises of Micronesia Mall. Specifically, all loading and unloading of goods shall be done only at such times, in the areas, and through the entrances designated for such purposes by Landlord.

(2) All garbage and refuse shall be kept in the kind of container specified by Landlord, and shall be placed outside of the Leased Premises prepared for collection in the manner and at the time and places specified by Landlord. If Landlord shall provide or designate a service for picking up refuse and garbage, Tenant shall use same at Tenant's cost. Tenant shall pay the cost of removal of any of Tenant's refuse or rubbish.

(3) No radio or television or other similar device shall be installed without first obtaining in each instance Landlord's consent in writing. No aerial shall be erected on the roof or exterior walls of the Leased Premises or on the grounds, without in each instance, the written consent of Landlord. Any aerial so installed without such written consent shall be subject to removal without notice at any time.

(4) No loud speakers, televisions, phonographs, radios, or other devices shall be used in a manner so as to be heard or seen outside of the Leased Premises without the prior written consent of Landlord.

(5) The exterior areas immediately adjoining the Leased Premises shall be kept clean and free from dirt and rubbish by Tenant to the satisfaction of Landlord, and Tenant shall not place or permit any obstructions or merchandise in such areas.

(6) Tenant and Tenant's employees shall park their cars only in those parking areas designated for that purpose by Landlord. Tenant shall furnish Landlord with automobile license numbers assigned to Tenant's car or cars, and cars of Tenant's employees, within five (5) days after taking possession of the Leased Premises and shall thereafter notify Landlord of any changes within five (5) days after such changes occur. In the event that Tenant or its employees fail to park their cars in designated parking areas as aforesaid, then Landlord at its option shall charge Tenant Ten Dollars ($10.00) per day per car parked in any area other than those designated, as and for liquidated damage.

(7) The plumbing facilities shall not be used for any other purpose than that for which they are constructed, and no foreign substance of any kind shall be thrown therein and the expense of any breakage, stoppage, or damage resulting from a violation of this provison shall be borne by Tenant who shall, or whose employees, agents or invitees shall, have caused it.

(8) Tenant shall use at Tenant's cost such pest extermination contractor as Landlord may direct and at such intervals as Landlord may require.

(9) Tenant shall not burn any trash or garbage of any kind in or about the Leased Premises, the Micronesia Mall or within one mile of the outside property lines of the Micronesia Mall.

(10) Tenant shall not make noises, cause disturbances, or create odors which may be offensive to other tenants of the Micronesia Mall or their officers, employees, agents, servants, customers or invitees.

(11) Tenant shall not commit or suffer to be committed any waste upon the Premises or any nuisance or other act or thing which may disturb the quiet enjoyment of any person within five hundred feet of the boundaries of the Micronesia Mall.

(12) Tenant shall at Tenant's sole cost and expense, comply with all of the requirements of all municipal, territory, federal and other applicable governmental authorities, now

in force, or which may hereafter be in force, pertaining to the Premises, and shall faithfully observe in the use of the Premises all municipal ordinances and territory and federal statutes now in force or which may hereafter be in force, and all regulations, orders and other requirements issued or made pursuant to any such ordinances and statutes.

(13) The sidewalks, halls, malls, passages, and stairways shall not be obstructed by any of Tenants or used by them for any purpose other than for ingress to and egress from their respective demised premises. The halls, malls, passages, entrances, stairways, balconies and roof are not necessarily for the use of the general public, and Landlord shall in all cases retain the right to control and prevent accesss thereto of all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the building and its Tenants, provided, that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of its business unless such persons are engaged in illegal activities or unless their actions, in the opinion of Landlord, possibly constitute a common nuisance. No Tenant and no employees of any Tenant shall go upon the roof of the building without the written consent of Landlord. The sashes, sash doors, windows, glass lights, and any lights or skylights that reflect or admit light into the halls, malls or other places of the building shall not be covered or obstructed.

(14) No part of the premises shall be used as a lodging. No cooking shall be done or permitted by any Tenant on the demised premises unless the specified use of the demised premises is a restaurant nor shall offices in the building be used for the storage of merchandise.

(15) If Tenant desires a telephone or telegraph connections, Landlord will direct electricians as to where and how the wires are to be introduced. No boring or cutting for wires or otherwise shall be made without directions from and approval of Landlord.

(16) Each Tenant upon the termination of the tenancy shall deliver to Landlord all the keys of offices, rooms and toilet rooms which shall have been furnished to Tenant or which Tenant shall have had made, and in the event of loss of any keys so furnished shall pay Landlord therefor. During the tenancy of Tenant, and Tenant shall be responsible for locking its own doors and securing its premises.

(17) No Tenant shall lay linoleum or other similar floor covering so that the same shall be affixed to the floor of the demised premises in any manner except by a paste, or other material, which may easily be removed with water, the use of cement or other similar adhesive materials being expressly prohibited. The installation and method of affixing any such linoleum or other similar floor covering to the floor, as well as the method of affixing carpets or rugs to the demised premises, shall be subject to prior written approval by Landlord. The expense of repairing any damage resulting from a violation of this rule shall be borne by Tenant by whom, or by whose agents, clerks, employees or visitors, the damage shall have been caused.

(18) Tenant shall see that the windows, transoms and doors of the premises are closed and securely locked before leaving the building and must observe with strict care not to leave windows open when it rains, and Tenant shall exercise a high degree of care and caution that all water faucets or water apparatus are entirely shut off before Tenant or Tenant's employees leave the building, and that all electricity, gas or air shall likewise be carefully shut off so as to prevent waste or damage, and for any default or carelessness, Tenant shall make good all injuries sustained by other tenants or occupants of the building and/or Landlord.

(19) Tenant will not use any method or type of display or window advertising out of harmony, in Landlord's sole opinion, with the business character or architecture, as the case may be, of the Micronesia Mall. If Landlord determines that any method or type of display or window advertising is out of harmony, Landlord may demand its removal and Tenant shall immediately comply.

(20) Tenant shall not solicit business, advertise nor distribute any hand bills or materials in the parking lot or in the common areas without the specific written approval of Landlord.

(21) Tenant shall at Tenant's expense install new locks on all doors of its Premises upon delivery of possession by Landlord. Tenant shall furnish Landlord with a key for all such locks if Landlord so requests; and if Landlord has so requested Tenant will not change such locks without the prior consent of Landlord. Each Tenant shall in each case furnish Landlord with a key for any such lock. Each Tenant

upon the termination of its tenancy, shall deliver to Landlord all keys to doors in the Premises. Each Tenant shall see that the doors of its Premises are closed and securely locked at such times as Tenant's employees leave the Premises.

(22) No Tenant shall use or keep in the Premises or the Shopping Center any kerosene, gasoline or inflammable or combustible fluid or material or use any method of heating or air conditioning other than that supplied by Landlord. No Tenant shall use, keep or permit to be used or kept any form of noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Shopping Center by reason of noise, odors or vibrations, or interfere in any way with other Tenants or those having business therein.

(23) In case of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord's opinion, Landlord reserves the right to prevent access to the Shopping Center during the continuance of the same by such an action as Landlord may deem appropriate, including closing entrances to the Shopping Center.

(24) Except with prior consent of Landlord, no Tenant shall sell, or permit the sale in the Premises or use or permit the use of any sidewalk or mall area adjacent to the Premises for the sale of newspaper, magazines, periodicals, theatre tickets or any other goods, merchandise or service, nor shall any Tenant carry on, or permit to allow any employee or other person to carry on the business of stenography, typewriting, or any similar business in or from the Premises for the service or accommodation of occupants of any other portion of the Shopping Center, nor shall the Premises of any Tenant be used for manufacturing of any kind, or any business or activity other than that specifically provided for in such Tenant's lease.

(25) The requirements of the Tenants will be attended to only upon application by telephone or in person at the office of the Shopping Center. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from the Landlord.

(26) These Rules and Regulations are in addition to, and shall not be construed to in any way modify, alter or amend

in whole or in part, the terms, covenants, agreements and conditions of any Lease of Premises in the Building.

(27) Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Shopping Center, and for the preservation of good order therein.

EXHIBIT "F"

GUARANTY

IN CONSIDERATION OF, and as inducement for the execution by ______________________________________("Landlord"), of that certain Retail Lease dated ________________, 19____ (the "Lease") between Landlord and ______________________ ("Tenant") (the "Premises"), the undersigned Guarantor hereby guarantees to Landlord, its successors and assigns the full and prompt payment of the rent and all other sums and charges payable by Tenant, its successors and assigns, under the Lease, and further hereby guarantees the full and timely performance and observance of all the covenants, terms, conditions and agreements therein provided to be performed and observed by Tenant, its successors and assigns, that if default shall at any time be made by Tenant, its successors and assigns, in the payment of any such rent and any and all other sums and payment of any such rent and any all other sums and charges payable by Tenant, its successors and assigns, under the Lease, or if Tenant should default in the performance and observance of any of the covenants, terms, conditions or agreements contained in the Lease, the Guarantor will forthwith pay such rent and other sums and charges, and arrears thereof, to Landlord, its successors and assigns, and will forthwith faithfully perform and fulfill all of such terms, covenants, conditions and agreements, and will forthwith pay to Landlord all damages, costs and expenses that may arise in consequence of any default by Tenant, its successors and assigns, under the Lease, including without limitation all reasonable attorneys' fees, and disbursements incurred by Landlord or caused by any such default and/or by the enforcement of this Guaranty.

This Guaranty is an absolute and unconditional guaranty of payment and of performance. It shall be enforceable against the Guarantor without the necessity of any suit or proceedings on Landlord's part of any kind of nature whosoever against Tenant, its successors and assigns, and without the necessity of any notice of nonpayment, nonperformance or nonobservance of any notice of acceptance of this Guaranty or of any other notice of demand to which the Guarantor might otherwise be entitled, all of which the Guarantor hereby expressly waives; and the Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of the Guarantor hereunder shall in no way be terminated, affected, diminished or impaired by reason of the assertion or the failure to assert by Landlord against

Tenant, or against Tenant's successors and assigns, of any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease or by relief of Tenant from any of Tenant's obligations under the Lease or otherwise by (a) the release or discharge of Tenant in any creditors' proceedings, receivership, bankruptcy or other proceedings; (b) the impairment, limitation or modification of the liability of Tenant or the estate of Tenant in bankruptcy, or of any remedy for the enforcement of Tenant's said liability under the Lease, resulting from the operation of any present or future provision of the National Bankruptcy Act or other statute or from the decision in any court; or (c) the rejection of disaffirmance of the Lease in any such proceedings.

This Guaranty shall be a continuing guaranty and the liability of the Guarantor shall in no way be affected, modified or diminished by reason of any assignment, amendment, renewal, supplement, modification or waiver of or change in any of the terms, covenants, conditions or provisions of the Lease, or by reason of any extension of time that may be granted by Landlord to Tenant, its successors or assigns or a changed or different use of the premises consented to in writing by Landlord, or by reason of any dealings or transactions or matters or things occurring between Landlord and Tenant, its successors or assigns, whether or not notice thereof is given to the Guarantor.

Landlord's consent to any assignment or assignments, and successive assignments by Tenant and Tenant's assigns of the Lease, made either with or without notice to the Guarantor, shall in no manner whatsoever release the Guarantor from any liability as Guarantor.

The assignment by Landlord of the Lease and/or the avails and proceeds thereof made with or without notice to the Guarantor shall in no manner whatsoever release the Guarantor from any liability as Guarantor.

All of Landlord's rights and remedies under the Lease or under this Guaranty are intended to be distinct, separate and cumulative, and no such right and remedy therein or herein mentioned is intended to be in exclusion of or a waiver of any of the others. The obligation of the Guarantor hereunder shall not be released by Landlord's receipt, application or release of security given for the performance and observance of covenants and conditions

required to be performed and observed by Tenant under the Lease, nor shall the Guarantor be released by the maintenance of or execution upon any lien which Landlord may have or assert against Tenant and/or Tenant's assets.

Until all the covenants and conditions in the Lease on Tenant's part to be performed and observed are fully performed and observed, the Guarantor (a) shall have no right of subrogation against Tenant by reason of any payments or acts of performance by the Guarantor, in compliance with the obligations of the Guarantor hereunder; (b) waives any right to enforce any remedy which the Guarantor now or hereafter shall have against Tenant by reason of any one or more payment or acts of performance in compliance with the obligations of the Guarantor hereunder; and (c) subordinates any liability or indebtedness of Tenant now or hereafter held by the Guarantor to the obligations of Tenant to Landlord under the Lease.

Guarantor hereby submits itself to the jurisdiction of the courts of Guam and hereby irrevocably appoints Tenant or if Tenant is more than one person then any one of them, the manager, assistant manager and any acting manager of the facility being operated at any time during the term of this Lease at the Premises and (if Tenant is a corporation, trustee or partnership) all persons of Tenant upon whom service or process may be served for service upon Tenant as its agents for the service of any process in any action against Guarantor arising out of this Guaranty. Pursuant to such service, suit may be brought against Guarantor in the jurisdiction in which the Premises are located. This provision does not affect any right to serve process upon Guarantor in any other manner permitted by law.

____
Guarantor

BANK

SPECIAL ADDENDUM #2

1. The original Paragraph 6, Utilities, having been deleted in its entirety as noted, the following is substituted in its place:

a. Tenant shall pay all initial utility deposits and fees, and all monthly service charges for water, electricity, sewage, gas telephone and other utility services furnished the Premises and improvements thereon during the term of this Lease. Landlord shall not be liable for any reason for any loss or damage resulting from an interruption of the above services, including any failure of Landlord's back up power for any reason whatsoever.

b. It is understood that the Premises possess their own electric power and water meters, as do some, but not all, of the remaining Premises of the Shopping Center; some receiving their electric power and water instead through the Main Lines and Meters serving the Common Area of Shopping Center as such.